Exhibit 1.1

Avalara, Inc.

Common Stock, par value $0.0001 per share

Underwriting Agreement

[•], 2019

Goldman Sachs & Co. LLC,

As representative of the several Underwriters

named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282-2198

Ladies and Gentlemen:

Avalara, Inc., a Washington corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as the representative (the “Representative”) an aggregate of [•] shares and, at the election of the Underwriters, up to [•] additional shares of common stock, par value $0.0001 (“Stock”) of the Company. The aggregate of [•] shares to be sold by the Company is herein called the “Firm Shares” and the aggregate of [•] additional shares to be sold by the Company is herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-[•]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the

Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or the documents incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Act, as of the date of such prospectus; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); and any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; and any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person is hereinafter called a “broadly available road show”’;

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is [•] P.M. (Eastern time) on [•], 2019. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, each broadly available road show and each Section 5(d) Writing, each as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package, an Issuer Free Writing Prospectus or Section 5(d) Writing in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(d) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than as a result of (i) the grant, vesting, exercise or settlement of stock options or other equity incentives pursuant to the Company’s equity compensation plans that are described in the Pricing Prospectus or (ii) the repurchase of shares of capital stock granted under the Company’s equity compensation plans that are described in the Pricing Prospectus) or change in long-term debt of the Company and its subsidiaries, taken as a whole (other than any borrowings under the Company’s credit facility that are described in the Pricing Prospectus), or any Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(g) Neither the Company nor any of its subsidiaries owns any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them (other than with respect to Company Intellectual Property, which is addressed exclusively in subsection (bb) below), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them, to the Company’s knowledge, under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally or (ii) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity) with such exceptions as are not material and do not materially interfere with the use made of such property and buildings by the Company and its subsidiaries;

(h) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing (where such concept exists) under the laws of its jurisdiction of incorporation and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability by reason of the failure to be so qualified in any such jurisdiction; and none of the subsidiaries is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act);

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims described in the Pricing Prospectus and the Prospectus;

(j) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(k) The issue and sale of the Shares and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement, lease or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Articles of Incorporation or Bylaws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (i) and (iii) for such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing on the New York Stock Exchange (the “Exchange”) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(l) Neither the Company nor any of its subsidiaries is (i) in violation of its Articles of Incorporation, Bylaws or similar organizational documents, (ii) in violation of any other statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii) and (iii) for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(m) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income and Estate Tax Consequences for Non-U.S. Holders” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects; provided, however, that this representation and warranty shall not apply to statements made under the caption “Underwriting” in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(n) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o) The Company is not and, immediately after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) At the time of filing the Initial Registration Statement the Company was not and, as of each Time of Delivery, will not be an “ineligible issuer,” as defined under Rule 405 under the Act;

(q) Deloitte & Touche LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(r) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to (i) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (ii) provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this Section 1(r) shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);

(s) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u) The financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the financial position at the dates indicated therein and the cash flows and results of operations for the periods indicated therein of the Company and its subsidiaries; except as otherwise stated in the Registration Statement, the Pricing Prospectus and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The selected historical financial data set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” present fairly in all material respects the information included therein; except as included therein, no other historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement; all other financial and accounting-related information and data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and the books and records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby;

(v) There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(w) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Plan (as defined below) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (iii) for each Plan, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; and (v) neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan. For purposes of this paragraph, (x) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Code) has any liability and (y) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA;

(x) Since the date as of which information is given in the Pricing Prospectus and the Prospectus, and except as may otherwise be disclosed in the Pricing Prospectus and the Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to employee benefit plans, equity compensation plans or other employee compensation plans disclosed in the Pricing Prospectus and the Prospectus or pursuant to outstanding options, rights or warrants, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividends on its capital stock;

(y) The Company has not sold or issued any shares of Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Regulation D of the Securities Act, other than (i) shares issued pursuant to employee benefit plans, equity compensation plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, or (ii) as disclosed in the Pricing Prospectus and the Prospectus;

(z) This Agreement has been duly authorized, executed and delivered by the Company;

(aa) Except in all cases where such violation, claim, request, notice, proceeding, investigation or material capital expenditure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any applicable statute, law, rule, regulation, ordinance, code, rule of common law or order of or with any governmental agency or body or any court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic material, chemical substance, waste, pollutant or contaminant (together, “Hazardous Materials”) or relating to pollution, contamination or the protection of the environment or human health or relating to exposure to Hazardous Materials (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries has received any written claim, written request for information or written notice of liability or investigation arising under, relating to or based upon any Environmental Laws, (iii) neither the Company nor any of its subsidiaries is aware of any pending or threatened notice, claim, proceeding or investigation which might lead to liability under Environmental Laws, (iv) neither the Company nor any of its subsidiaries has engaged in any storage, generation, transportation, use, handling, spill, leak, seepage, pumping, dumping, disposing, depositing or dispersing of any Hazardous Materials, (v) the Company does not anticipate incurring material capital expenditures relating to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, investigation or closure of properties or compliance with Environmental Laws or any permit, license, approval, any related constraints on operating activities and any potential liabilities to third parties) and (vi) neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(bb) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other technology and intellectual property rights, including the right to sue for past, present and future infringement, misappropriation or dilution of any of the same used by them or necessary for the conduct of their respective businesses as currently conducted and, to the Company’s knowledge, proposed to be conducted (the “Company Intellectual Property”), and the conduct of their respective businesses will not, to the knowledge of the Company, conflict in any material respect with any such rights of others; the Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its Company Intellectual Property that would reasonably be expected to have a Material Adverse Effect; except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) to the Company’s knowledge, there are no third parties who have or will be able to establish ownership rights or rights to use any Company Intellectual Property, except for (A) the retained rights of the owners of Company Intellectual Property which is licensed to the Company or the subsidiaries and (B) the rights of customers and strategic partners to use Company Intellectual Property in the ordinary course, consistent with past practice, (ii) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights or any of the subsidiaries’ rights in or to any Company Intellectual Property, (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property, (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of the subsidiaries infringes or misappropriates any intellectual property or other proprietary rights of others, and (v) to the Company’s knowledge, no Company Intellectual Property has been obtained or is being used by the Company or any of the subsidiaries in violation of any contractual obligation binding on the Company or any of the subsidiaries, or otherwise in violation of the rights of any persons, except, in the case of each of (u) through (b) above, where the outcome of which would not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries have taken reasonable steps necessary to secure interests in the Company Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company; there are no outstanding options, licenses or binding agreements of any kind relating to the Company Intellectual Property owned by the Company or any of its subsidiaries that are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and are not described in all material respects; the Company and its subsidiaries are not a party to or bound by any options, licenses or binding agreements with respect to any material intellectual property of any other person or entity that are required to be set forth in the Registration Statement and the Prospectus and are not described in all material respects; the Company and its subsidiaries have used all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Materials”) in compliance with all license terms applicable to such Open Source Materials, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has used or distributed any Open Source Materials in a manner that requires or has required (i) the Company or any of the subsidiaries to permit reverse engineering of any products or services of the Company or any of the subsidiaries, or any software code or other technology owned by the Company or any of the subsidiaries or (ii) any products or services of the Company or any of the subsidiaries, or any software code or other technology owned by the Company or any of the subsidiaries, to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributed at no charge, except, in the case of each of (i) and (ii) above, such as would not reasonably be expected to have a Material Adverse Effect;

(cc) The Company and its subsidiaries (i) have operated their businesses in a manner compliant, and are presently in compliance, with all privacy and data protection laws and regulations applicable to the Company’s and its subsidiaries’ collection, use, transfer, protection, disposal, disclosure, handling, and storage of its customers’ data; (ii) have and are in compliance with policies and procedures designed to ensure the integrity and security of the data collected, handled or stored in connection with the delivery of its product offerings, and (iii) have and are in compliance with policies and procedures designed to ensure privacy and data protection laws are complied with, except in the case of each of (i), (ii) and (iii) where the failure to so comply would not reasonably be expected to have a Material Adverse Effect;

(dd) The Company and its subsidiaries possess and are in compliance with all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities, required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as currently conducted by them or as described in the Pricing Prospectus and the Prospectus to be conducted by them (“Permits”), except where the failure to obtain, possess or be in compliance with such Permits would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(ee) Except as described in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(ff) Except as described in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiary and any person granting such person the right to require the Company or any subsidiary to file a registration statement under the Act with respect to any securities of the Company or any subsidiary owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, except for such rights that have been effectively waived; and the holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise effectively waived;

(gg) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense; (ii) made or taken an act in furtherance of an offer, promise or authorization of, any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (v) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with such laws;

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules or regulations, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is, to the knowledge of the Company, pending or threatened;

(ii) Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any agent, employee or affiliate or other person acting on behalf of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, currently subject to any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions prohibiting such location, organization or residency (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria). The Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not, to the Company’s knowledge, engaged in and are not now engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(jj) Other than as contemplated in this Agreement, the Company has not and, no one acting on its behalf has, (i) taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any subsidiaries to facilitate the sale or resale of the Shares, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any subsidiaries other than as contemplated in this Agreement;

(kk) (i) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, except where failure to file such tax returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect; and (ii) no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor has the Company or any of its subsidiaries received written notice of any tax deficiency that will be assessed or, to the Company’s knowledge, has been proposed by any taxing authority, which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect;

(ll) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are commercially reasonable for the conduct of their collective business; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable costs from similar insurers as may be necessary to continue its business;

(mm) No material labor dispute with or disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, and neither the Company nor any of its subsidiaries has received written notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors;

(nn) The statistical and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company reasonably believes are reliable and accurate in all material respects;

(oo) From the time of initial confidential submission of a registration statement relating to the initial public offering of shares of Stock of the Company with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”); and

(pp) The interactive data in eXtensible Business Reporting Language, if any, included in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto to the extent required.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representative and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in electronic form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2019 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Cooley LLP, 1700 Seventh Avenue, Suite 1900, Seattle, WA 98101-1355 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 P.M., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed to by the Company and the Representative) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such

Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address you shall furnish to the Company) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise), in each case, without the prior written consent of the Representative; provided, however, that the foregoing restrictions shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Stock upon the exercise or settlement of stock options that are outstanding on the date hereof and described in the Pricing Prospectus, (C) the grant of options to purchase or the issuance by the Company of shares of Stock or any security exercisable for or convertible into shares of Stock, in each case pursuant to the Company’s equity compensation plans disclosed in the Pricing Prospectus, provided that the Company shall cause any newly appointed director or officer (as defined in Rule 16a-1(f) under the Exchange Act) (such officer, a “Section 16 Officer”) that is a recipient of such options or restricted stock units to execute and deliver to you, on or prior to the issuance of such options a lock-up agreement on substantially the same terms as the lock-up agreements referenced in Section 8(i) hereof for the remainder of the Lock-Up Period, (D) the entry into an agreement providing for the issuance by the Company of shares of Stock or any security exercisable for or convertible into shares of Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisitions, and the issuance of any such securities pursuant to any such agreement, (E) the entry into any agreement providing for the issuance of shares of Stock or any security exercisable for or convertible into shares of Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; and (F) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity compensation plans that are described in the Pricing Prospectus or any assumed employee benefit plan contemplated by clause (D); provided that in the case of clauses (D) and (E), the aggregate number of shares of Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (D) and (E) shall not exceed 10% of the total number of shares of the Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided further that in the case of clauses (C), (D) and (E) the Company shall cause each recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a lock-up agreement on substantially the same terms as the lock-up agreements referenced in Section 8(j) hereof for the remainder of the Lock-Up Period and enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend without your prior written consent.

(f) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this Section 5(f) by filing such information through EDGAR;

(g) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that no reports, documents or other information need be furnished pursuant to this Section 5(g) to the extent they are available on EDGAR;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(i) To use its reasonable best efforts to list, subject to notice of issuance, the Shares on the Exchange;

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(m) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 5(e) hereof.

6. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) hereto;

(b) The Company represents and agrees that since its initial public offering (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representative with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representative that are listed on Schedule II(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(d) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of any Section 5(d) Writing, the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; provided, that the reasonable fees and disbursements of counsel to the Underwriters described in clauses (iii) and (v) shall not exceed $30,000; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants (in each case, not including the Underwriters and their representatives) and the cost of aircraft and other transportation chartered in connection with the road show; provided, however, that the cost of any aircraft chartered in connection with the road show shall be paid 50% by the Company and 50% by the Underwriters; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company are, at and as of the Applicable Time and at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the

Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Cooley LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representative, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Perkins Coie LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representative;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e) (i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and the Prospectus there shall not have been any change in the capital stock (other than as a result of (A) the grant, vesting, exercise or settlement of stock options or other equity incentives pursuant to the Company’s equity compensation plans that are described in the Pricing Prospectus or (B) the repurchase of shares of capital stock granted under the Company’s equity compensation plans that are described in the Pricing Prospectus, or change in long-term debt of the Company and its subsidiaries, taken as a whole (other than borrowings under the

Company’s credit facility described in the Pricing Prospectus)) or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f) There are no debt securities issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization” as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clauses (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(i) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, Section 16 Officer and [•], substantially to the effect set forth in Annex I hereof in form and substance satisfactory to you;

(j) The Company shall have delivered to the Underwriters on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to you;

(l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its or their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” as defined in Rule 433(h) under the Securities Act (“road show”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any documented legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any road show, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any documented legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, except, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and (A) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and (B) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, and the Underwriters, or any of them, with respect to the subject matter hereof.

18. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Representative plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

22. (a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22: (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Very truly yours,

Avalara, Inc.

By:
Name:
Title:

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
BofA Securities, Inc.
Morgan Stanley & Co. LLC
Canaccord Genuity LLC
JMP Securities LLC
KeyBanc Capital Markets Inc.
Needham & Company, LLC
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company, Incorporated
William Blair & Company, L.L.C.

Total

SCHEDULE II

(a) Issuer Free Writing Prospectuses:

Electronic roadshow dated [•], 2019 available at www.roadshowaccess.com.

(b) Section 5(d) Writings:

None.

(c) Information that, together with the Pricing Prospectus, comprises the Pricing Disclosure Package:

The public offering price per share for the Shares is: $[•]

The number of Shares purchased by the Underwriters is [•]

(d) Additional documents incorporated by reference:

[•]

ANNEX I

FORM OF LOCK-UP AGREEMENT

Avalara, Inc.

Lock-Up Agreement

[•], 2019

Goldman Sachs & Co. LLC

As representative of the several Underwriters

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

Re:	Avalara, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Avalara, Inc., a Washington corporation (the “Company”), providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 60 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, or publicly disclose an intention to take any such actions with respect to, any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s

Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares. In addition, the undersigned hereby agrees that it will not make any demand for exercise of any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock during the Lock-Up Period.

Notwithstanding the foregoing, the undersigned may (a) transfer the Undersigned’s Shares:

(i) as a bona fide gift or gifts; provided that it shall be a condition to the transfer that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein; provided further that any such transfer shall not involve a disposition for value;

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that it shall be a condition to the transfer that the trustee of the trust or such beneficiary agrees to be bound in writing by the restrictions set forth herein; provided further that any such transfer shall not involve a disposition for value;

(iii) by will or under the laws of descent; provided that it shall be a condition to the transfer that that the legatee, heir, distributee or other transferee agrees to be bound in writing by the restrictions set forth herein; provided further that any such transfer shall not involve a disposition for value;

(iv) to affiliates (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended, and including subsidiaries of the undersigned, if the undersigned is a corporation), limited partners, general partners, limited liability company members or stockholders of the undersigned to the extent that the undersigned is a partnership, limited liability company or corporation; provided that (A) each transferee agrees to be bound in writing by the restrictions set forth herein and (B) there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement; provided further that any such transfer shall not involve a disposition for value;

(v) in connection with the receipt of shares of Common Stock in connection with the vesting of equity awards and the “net” or “cashless” exercise or settlement of stock options, restricted stock units or other equity awards (including any transfer for the payment of taxes due or payment of the exercise price as a result of such vesting or exercise whether by means of a ”net settlement” or otherwise; provided that any such transfer shall only be permitted to the Company) pursuant to an employee benefit plan outstanding as of the date of the final prospectus used for the offering; provided further that any such shares of Common Stock received upon such vesting or exercise shall be subject to the terms of this Lock-Up Agreement;

(vi) acquired in open market transactions on or after the date set forth on the final prospectus used to sell the Shares;

(vii) pursuant to a qualified domestic order or in connection with a divorce settlement; provided that each such transferee agrees to be bound in writing by the restrictions set forth herein;

2

(viii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock, the result of which is that any “person” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 100% of total voting power of the voting stock of the Company (a “Change of Control Transaction”); provided that in the event that the Change of Control Transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement;

(ix) pursuant to a final order of a court or regulatory agency or if legally required to comply with any regulations related to the ownership of the Undersigned’s Shares; provided that each such transferee agrees to be bound in writing by the restrictions set forth herein;

(x) with the prior written consent of the Representative, on behalf of the Underwriters;

(xi) under a trading plan pursuant to Rule 10b5-1 under the Exchange Act that is existing as of the date hereof; provided, however, that to the extent a public announcement or filing under the Exchange Act is required of the undersigned or the Company regarding the sale, such announcement or filing shall include a statement to the effect that the sale occurred pursuant to such trading plan pursuant to Rule 10b5-1;

or (b) enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of securities of the Company; provided that the securities subject to such plan may not be sold during the Lock-Up Period and no public disclosure of entry into any such plan shall be required or shall be voluntarily made by any person until after the expiration of the Lock-Up Period. In addition, with respect to clauses (a)(i) through (vii) above, it shall be a condition to such transfer that no filing under Section 16(a) of the Exchange Act nor any other public filing or disclosure of such transfer by or on behalf of the undersigned, in each case reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or voluntarily made during the Lock-Up Period; provided that with respect to clause (a)(v) and (a)(vii) above, the undersigned may exercise any option held by the undersigned in connection with the termination of such option pursuant to its terms or make such transfer described in clause (a)(vii) even if such exercise or transfer would require a filing under Section 16(a) of the Exchange Act; provided further that (1) the undersigned indicates in such filing that the shares issuable upon the exercise of such option or subject to such transfer are subject to the terms of this Lock-Up Agreement and (2) no such filing shall be made during the period commencing on the first day after the closing of the offering through the 30th day after the closing of the offering. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by (a) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.

The restrictions set forth in this Lock-Up Agreement shall not apply to the sale of any class of Common Stock of the Company to the Underwriters pursuant to the Underwriting Agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions. In addition, the undersigned hereby agrees that to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement, any market standoff agreement or any other lock-up agreement related to the Shares to which the undersigned and the Company may be party, this Lock-Up Agreement expressly supersedes such registration rights agreement, market standoff agreement or other lock-up agreement.

3

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

It is understood that if (i) the Company notifies the Representative, in writing, prior to the execution of the Underwriting Agreement, that it does not intend to proceed with the proposed public offering of the Common Stock of the Company, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (iii) the proposed public offering of Shares shall not have been completed by July 31, 2019, this Lock-Up Agreement shall immediately be terminated and the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to conflicts of law principles.

The undersigned’s electronic signature on the execution page of this Lock-Up Agreement shall be deemed the undersigned’s original signature. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows.]

4

Very truly yours,

Name of Shareholder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee or on behalf of an entity)

[Signature Page to Lock-Up Agreement]